Exhibit 99.2

Humacyte, Inc. Announces Pricing of Public Offering of Common Stock

DURHAM, N.C., June 10, 2026 – Humacyte, Inc. (Nasdaq: HUMA), a commercial-stage biotechnology platform company developing universally implantable, bioengineered human tissues at commercial scale, today announced the pricing of an underwritten public offering of 47,619,048 shares of its common stock at a public offering price of $1.05 per share. The aggregate gross proceeds from this offering are expected to be $50 million, before deducting underwriting discounts and commissions and other offering expenses payable by Humacyte. The closing of the offering is expected to occur on or about June 12, 2026, subject to the satisfaction of customary closing conditions. In addition, Humacyte has granted the underwriters an option for a period of 30 days to purchase up to an additional 7,142,857 shares of Humacyte’s common stock at the public offering price, less underwriting discounts and commissions. All of the shares of common stock are being sold by Humacyte.

Barclays, BTIG and Titan Partners, a division of American Capital Partners, are acting as joint book-running managers for the offering.

Humacyte intends to use the net proceeds that it will receive from the offering to fund the commercialization of Symvess®, the planned filing of a Biologics License Application supplement in a hemodialysis indication and related activities, the development of the product candidates in its pipeline and for working capital and general corporate purposes.

A shelf registration statement on Form S-3 (No. 333-290231) was previously filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2025 and declared effective by the SEC on September 22, 2025. The securities are being offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on June 10, 2026 and is available on the SEC’s website at www.sec.gov. The final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Before investing in the offering, you should read each of the prospectus supplement and the accompanying prospectus relating to the offering in their entirety as well as the other documents that Humacyte has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus relating to the offering, which provide more information about Humacyte and the offering. Copies of the final prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847, or by email at barclaysprospectus@broadridge.com; BTIG, LLC, 65 East 55th Street, New York, New York 10022, by telephone at (212) 593-7555 or by email at ProspectusDelivery@btig.com; or Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Humacyte

Humacyte, Inc. (Nasdaq: HUMA) is a commercial-stage biotechnology platform company developing universally implantable, bioengineered human tissues at commercial scale, and in the first quarter of 2025 commenced the United States commercial launch of Symvess, its first FDA-approved product. Humacyte is pioneering the development and manufacture of off-the-shelf, universally implantable, bioengineered human tissues, advanced tissue constructs and organ systems with the goal of improving the lives of patients and transforming the practice of medicine. Humacyte is leveraging its novel, scalable technology platform to develop proprietary, bioengineered, acellular human tissues for use in the treatment of diseases and conditions across a range of anatomic locations in multiple therapeutic areas.

For uses other than the U.S. Food and Drug Administration (“FDA”) approval in the extremity vascular trauma indication, the acellular tissue engineered vessel (“ATEV”) is an investigational product and has not been approved for sale by the FDA or any other regulatory agency.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Humacyte believes that it has a reasonable basis for each forward-looking statement contained in this press release, Humacyte cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which Humacyte cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the timing and satisfaction of customary closing conditions of the offering and the anticipated use of proceeds from the offering. Humacyte cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, changes in applicable laws or regulations, the possibility that Humacyte may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in Humacyte’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Humacyte’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each filed by Humacyte with the SEC, and in future SEC filings. Most of these factors are outside of Humacyte’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Humacyte or any other person that Humacyte will achieve its objectives and plans in any specified time frame, or at all. Except as required by law, Humacyte has no current intention of updating any of the forward-looking statements in this press release. You should, therefore, not rely on these forward-looking statements as representing Humacyte’s views as of any date subsequent to the date of this press release.

Humacyte Investor Contact:

Joyce Allaire

LifeSci Advisors LLC

+1-617-435-6602

jallaire@lifesciadvisors.com

investors@humacyte.com

Humacyte Media Contact:

Rich Luchette

Precision Strategies

+1-202-845-3924

rich@precisionstrategies.com

media@humacyte.com